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Zeller Weiss & Kahn, LLP
CERTIFIED PUBLIC ACCOUNTANTS
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                               1084 Route 22 West      Melvin H. Zeller, CPA
                               Mountainside, NJ 07092  Harold N. Binenstock, CPA
                               Tel: 908-789-0011       Stephen E. Rosenthal, CPA
                               Fax: 908-789-0027       Alfred I. Padovano, CPA
                                                       Philip E. Hunrath, CPA
                                                       Peter J. Quigley, CPA

                                       February 10, 2003


Attn: John Weitzel
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

         We have read the statements made by Silver Star Foods, Inc. (copy attached), which we understand will be or has been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January, 2003. We agree with the statements concerning our firm in such Form 8-K, except for the audit periods ending March 31, 2000 and March 31, 2001 in which a going concern opinion was issued. Attached are copies of the related opinion letters.

                                        Very truly yours,

                                        ZELLER WEISS & KAHN, LLP

                                        /s/ Alfred J. Padovano
                                        Alfred J. Padovano, CPA

AJP/bt
encls.

Cc:      Anslow & Jaclin, LLP
         Freehold Executive Center
         4400 Route 9 South, 2nd Floor
         Freehold, NJ 07728